UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2009

BLACK HAWK EXPLORATION, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-51988	27-0670160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1174 Manito Drive NW, PO Box 363, Fox Island, WA		98333
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	253-973-7135
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 2.01	Entry into a Material Definitive Agreement Completion of Acquisition of Assets

On December 10, 2009, (the “Effective Date”), we entered into a property interest purchase option agreement (the “Option Agreement”) with Hunt Mountain Resources Ltd. (“Hunt Mountain”).

Hunt Mountain holds a 100% interest in a total of 73 mining claims (the “Claims”) in Pershing County in the State of Nevada, which Claims are more particularly described in Exhibit “B” attached to the Option Agreement.  The Claims are hereafter referred to as the “Property”.

We have acquired an option entitling us to acquire certain legal and beneficial interests in and to the Property, and to participate in the further exploration and, if deemed warranted, the development of the Property.  Specifically, we have acquired a right and option to acquire undivided legal and beneficial interests of up to 75% in the Property free and clear of all liens, charges and claims of others.

In order for us to exercise the option and acquire the 75% interest we are required to make the following payments to Hunt Mountain, and incur the expenses indicated, prior to the fourth anniversary of the date of the Option Agreement (the “Option Deadline”):

(1)	an initial payment of $50,000, which has been paid by us and issue 250,000 restricted shares of common stock;

(2)	pay a further $25,000 on the first anniversary of the Effective Date and issue 100,000 restricted shares of common stock;

(3)	pay a further $25,000 on the second anniversary of the Effective Date; and

(4)	incur or fund expenditures on the Property prior to the Option Deadline of not less than $700,000 on or before the fourth anniversary of the Effective Date.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, making the required payments to Hunt Mountain or making the required expenditures in regards to the Property for the completion of the acquisition of the interests in the Property, and the anticipated expenses and capital costs associated with the exploration of the Property.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make exploration and development uneconomic and inhibit any required financing activities. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

10.01	Property Interest Purchase Agreement between Black Hawk Exploration, Inc. and Hunt Mountain Resources, dated, December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION, INC.

/s/ Kevin Murphy
Kevin Murphy
President

Date  December 15, 2009